Step 1: Go to www.envisionreports.com/SNEX. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. www.envisionreports.com/SNEX Online Go to www.envisionreports.com/SNEX or scan the QR code — login details are located in the shaded bar below. Shareholder Meeting Notice 03D9TC + + Important Notice Regarding the Availability of Proxy Materials for the STONEX GROUP INC. Shareholder Meeting to be Held on February 25, 2021 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement, Annual Report and other proxy materials are available at www.envisionreports.com/SNEX. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before February 12, 2021 to facilitate timely delivery. 2 N O T Easy Online Access — View your proxy materials and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares.

Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/SNEX. Click Cast Your Vote or Request Materials. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials StoneX Group Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by February 12, 2021. The 2021 Annual Meeting of Shareholders of StoneX Group Inc. will be held on Thursday, February 25, 2021 at 10:00 A.M. Eastern Time, virtually via the internet at www.meetingcenter.io/270285856. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — SNEX2021. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. The Proposals are: 1. To elect nine directors; 2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year; 3. To approve the advisory (non-binding) resolution relating to executive compensation; and 4. To approve an amendment to the 2013 Stock Option Plan to increase the total number of shares authorized for issuance under the Plan from 2,000,000 shares to 3,000,000 shares. The Board of Directors has fixed the close of business on January 7, 2021 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof. Shareholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. The following materials are available for you to review online: • the Company’s 2021 Proxy Statement (including all attachments thereto); • the Company’s Annual Report for the year ended September 30, 2020 (which is not deemed to be part of the official proxy soliciting materials); and • any amendments to the foregoing materials that are required to be furnished to shareholders. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. Shareholder Meeting Notice